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                                                                     Exhibit  99


[TELXON LOGO]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                   TELXON EARNINGS UP 99%, TELXON SALES UP 42%
                   FOR THE FOURTH QUARTER ENDED MARCH 31, 1996

         AKRON, OHIO, May 21, 1996 - - Telxon Corporation (TLXN - Nasdaq - NNM) today reported results for its fourth quarter and fiscal year ended March 31, 1996.

         For the quarter ended March 31, 1996, the company reported net income of $7.3 million, or $.45 per share, up 99% from net income of $3.7 million, or $.23 per share in the same quarter a year ago. Revenues for the quarter were $144.9 million, up 42% from revenues of $102.0 million recorded in the same quarter of the prior year.

         For the fiscal year ended March 31, 1996, Telxon reported net income of $16.5 million, or $1.00 per share, on revenues of $486.5 million. This compares to net income of $9.0 million, or $.57 per share, on revenues of $379.5 million for fiscal 1995.

         Gross profit margins for Q4 FY96 were 39.5%, as compared to 41.8% in the same quarter a year ago. Gross profit margins for fiscal 1996 were 40.8%, compared to 41.5% for fiscal 1995.

         Operating expenses, as a percentage of revenues, were 30.4% during Q4 FY96, compared to 34.5% in the same quarter a year ago. Operating expenses, as percentage of revenues, were 34.3% for fiscal 1996, down from 36.0% in fiscal 1995. R&D expenses were $45.4 million, or 9.3% of revenues, for fiscal 1996, compared to $33.7 million, or 8.9% of revenues in fiscal 1995.

         William J. Murphy, President and Chief Operating Officer, said, "The increase in revenues for the year was aided by high levels of new account and non-retail vertical market activity. For the first time in its corporate history, half of Telxon's top 20 accounts were in industries other than our traditional retail market. Telxon wireless and mobile solutions are being implemented in new vertical markets by industry leaders such as

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             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                        800-800-8001/Fax (216) 873-2058





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Caterpillar, Ford, Merck, American Airlines, ADP Claims Solution Group, Union
Pacific Railroad, New York State Electric and Gas and others."

         Robert F. Meyerson, Chairman and Chief Executive Officer, said, "When we began redesigning Telxon three years ago, we said that all of our strategies and tactics would be aimed at producing sustainable long-term profitable growth for our shareholders. We have been consistent in that pursuit, sacrificing near-term gain for longer-term, sustainable gains which produce more lasting value. We have made significant investments in new technologies, market development, and in service and support infrastructure, which have placed Telxon in a leading position in the growing market for wireless and mobile transaction solutions. The 42% increase in fourth quarter revenues and the 28% increase in revenues for fiscal 1996 reflect the early results of these efforts. Telxon's leading position in the wireless LAN marketplace, and sizable systems, networking and project management organization are making a positive impact in Telxon's global vertical markets."

         The surge in fourth quarter revenues was accompanied by an increase in operating expenses and costs associated with the fulfillment of customer delivery commitments for volume shipments of new products which required costly, rapid redesign and rework in the period. These higher expenses and costs were offset by software capitalization and a reduction in inventory reserves. The software capitalization, as prescribed by SFAS 86, reflects the transition of development projects to commercial readiness. Capitalization of software costs and other non-recurring adjustments in the fourth quarter had a net positive impact of $1.7 million, or $.11 per share. Manufacturing and customer service inventory reserves were reduced producing a net positive impact of $1.8 million, or $.11 per share.

         Kenneth W. Haver, Senior Vice President and Chief Financial Officer, said, "Telxon's financial position improved in the quarter. Fourth quarter operations generated $24 million of positive cash flow. We ended the year with $36 million of cash, up $10 million during Q4. Accounts receivable DSO improved eight days during the quarter to 83 days while inventory turns were 3.5 times, up from 3.3 turns in Q3. During the quarter, Telxon

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completed arrangements for new unsecured credit facilities totaling $120 million with a group of eight banks. At fiscal year-end, we had no borrowings outstanding under these lines."

         Meyerson concluded, "Telxon's flow of new products and developing technologies has never been stronger. Increasingly our sales growth is being fueled by products developed within the last three years. These newer technologies and products stem from our heavy investments in Telxon's technical subsidiaries and strategic alliances. We believe that the book value of these technology investments understates their value to the company's ongoing market and capital gain opportunities. We are planning to increase our operating margins in the second half of fiscal 1997 by deconsolidating certain development operations that carry sizable expense run-rates and from additional operating efficiencies including streamlining product lines and other expense reduction initiatives."

         Other than the historical financial information reported above, this news release constitutes forward-looking statements that are inherently subject to risks and uncertainties which could cause Telxon's actual results to differ materially from the forward-looking statements. The important factors affecting the realization of those results include, without limitation, general and industry-specific economic conditions, the company's ability to timely develop, introduce and gain market acceptance of new and enhanced products, competitive pressures and rapid technological change, and its ability to identify, acquire and manage new businesses and technologies while controlling manufacturing and other costs. Reference should be made to the discussion of these and other factors affecting Telxon's business and results as included from time to time in the company's filings with the Securities and Exchange Commission.

         Telxon Corporation is a leading global designer and manufacturer of wireless and mobile transaction solution systems for vertical markets. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global technical services for its customers in more than 50 countries around the world. Telxon's executive, engineering, marketing


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and sales offices are headquartered in Akron, Ohio; its world manufacturing and domestic customer service facilities are located in Houston, Texas. Telxon International Division is headquartered in Brussels, Belgium. Telxon's World Wide Web site address is: http://www.telxon.com.

                                      # # #
For more information:

Alex L. Csiszar
Senior Director, Investor Relations
Telxon Corporation
(330) 873-2961
acsis@telxon.com


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Telxon Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEET
- --------------------------
(Dollars in thousands, except per share data)

                                                         MARCH 31,    MARCH 31,
                                                           1996         1995
                                                         ---------    ---------
ASSETS

Current assets:
         Cash and short-term investments .............   $  35,730    $  31,364
         Accounts receivable, net ....................     133,592       84,468
         Notes and other accounts receivable .........       9,522        6,256
         Refundable income taxes .....................        --            935
         Inventories .................................     111,132       72,078
         Prepaid expenses and other ..................       9,939       10,192
                                                         ---------    ---------
                  Total current assets ...............     299,915      205,293
         Property and equipment, net .................      54,673       45,887
         Intangible and other assets, net ............      34,621       24,947
                                                         ---------    ---------
                  Total ..............................   $ 389,209    $ 276,127
                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Notes payable ...............................   $      66    $  25,395
         Current portion of long-term debt ...........       1,156        1,343
         Accounts payable ............................      59,620       33,466
         Capital lease obligations due within one year         897          769
         Income taxes payable ........................       7,029        8,315
         Accrued liabilities .........................      45,152       34,388
                                                         ---------    ---------
                  Total current liabilities ..........     113,920      103,676
Capital lease obligations ............................       1,982        1,729
Convertible subordinated debentures ..................     107,224       24,734
Long-term debt .......................................       1,331        5,246
Other long-term liabilities ..........................       3,562        2,164
                                                         ---------    ---------
                  Total ..............................     228,019      137,549

Stockholders' equity:
         Preferred Stock, $1.00 par value per share;
              500,000 shares authorized, none issued .        --           --
         Common Stock, $.01 par value per share;
              50,000,000 shares authorized, 16,096,193
              and 15,623,242 shares outstanding ......         161          156
         Additional paid-in capital ..................      86,483       78,548
         Retained earnings ...........................      77,363       62,954
         Equity adjustment for foreign currency
              translation ............................      (2,064)      (1,525)
         Unearned restricted stock awards ............        (753)      (1,555)
                                                         ---------    ---------
                  Total stockholders' equity .........     161,190      138,578
                                                         ---------    ---------
                  Total ..............................   $ 389,209    $ 276,127
                                                         =========    =========


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Telxon Corporation and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

                                                        THREE MONTHS              TWELVE MONTHS
                                                       ENDED MARCH 31,            ENDED MARCH 31,
                                                      -----------------        -------------------
                                                      1996          1995        1996         1995
                                                     ------       -------     -------       -------
                                                         (Unaudited)
Revenues:
       Product .................................   $ 126,343    $  86,200    $ 417,725    $ 323,916
       Customer service ........................      18,539       15,804       68,744       55,603
                                                   ---------    ---------    ---------    ---------
              Total revenues ...................     144,882      102,004      486,469      379,519
       Cost of revenues ........................      87,683       59,400      288,136      222,023
                                                   ---------    ---------    ---------    ---------
       Gross profit ............................      57,199       42,604      198,333      157,496

Operating expenses:
       Selling expenses ........................      22,534       18,720       82,207       68,279
       Product development and engineering
           expenses ............................      11,065        7,946       45,383       33,728
       General and administrative expenses .....      10,424        8,550       39,415       34,583
                                                   ---------    ---------    ---------    ---------
                                                      44,023       35,216      167,005      136,590

              Income from operations ...........      13,176        7,388       31,328       20,906

Interest income ................................         309          260          760          658
Interest expense ...............................      (2,124)        (869)      (6,770)      (4,354)
Other non-operating income .....................         375         --          1,517         --
                                                   ---------    ---------    ---------    ---------

              Income before income taxes .......      11,736        6,779       26,835       17,210

Provision for income taxes .....................       4,460        3,117       10,314        8,192
                                                   ---------    ---------    ---------    ---------

              Net income .......................   $   7,276    $   3,662    $  16,521    $   9,018
                                                   =========    =========    =========    =========

Earnings per common and common equivalent share:
              Net income per share .............   $     .45    $     .23    $    1.00    $     .57
                                                   =========    =========    =========    =========

Average number of common and common
     equivalent shares outstanding .............      16,098       15,702       16,490       15,909
                                                   =========    =========    =========    =========